EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE

   Bio-Rad Laboratories, Inc.
   (In thousands, except per share data)

                                                                  Three Months
                                                                  Ended March 31,
                                                                  1997      1996
    Computation for Consolidated Statements of Income:
      Net income                                                $ 7,494   $ 9,461
                                                                =======   =======

      Weighted average common shares                             12,276    12,255
                                                                =======   =======

      Earnings per share                                          $0.61     $0.77
                                                                =======   =======

    Additional Primary Computation (1):
      Weighted average common shares per above                   12,276    12,255
      Add-Dilutive effect of outstanding options
           (as determined by the application of
           the treasury stock method)                               163       215

      Weighted average common shares, as adjusted                12,439    12,470
                                                                =======   =======

      Primary earnings per share                                  $0.60     $0.76
                                                                =======   =======

   Fully Diluted Computation (1):
      Weighted average common shares per above                   12,276    12,255
      Add-Dilutive effect of outstanding options
           (as determined by the application of
           the treasury stock method)                               206       225

      Weighted average common shares, as adjusted                12,482    12,480
                                                                =======   =======

      Fully diluted earnings per share                            $0.60     $0.76
                                                                =======    ======

   [FN]
    (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.